Exhibit 99.1: MabVax Therapeutics, Inc. – Granted and Pending Patents and Applications	August 12, 2015

Country	Application No.	Filing Date	Patent No.	Issued Date	Status	Estimated Expiration Date*	Title	Owner
MabVax Therapeutics, Inc. Owned Patents
1. US	14/468,827	26-Aug-2014			Pending	26-Aug-2034	NUCLEIC ACIDS ENCODING HUMAN ANTIBODIES TO SIALYL-LEWIS A	MabVax Therapeutics, Inc.
2. PCT	PCT/US2014/052631	26-Aug-2014			Pending	26-Aug-2034	NUCLEIC ACIDS ENCODING HUMAN ANTIBODIES TO SIALYL-LEWIS A	MabVax Therapeutics, Inc.
3. US	14/730,036	03-Jun-2015			Pending	03-Jun-2035	HUMAN MONOCLONAL ANTIBODIES TO GANGLIOSIDE GD2	MabVax Therapeutics, Inc.
4. PCT	PCT/US2015/033954	03-Jun-2015			Pending	03-Jun-2035	HUMAN MONOCLONAL ANTIBODIES TO GANGLIOSIDE GD2	MabVax Therapeutics, Inc.

* Expiration dates may be increased or decreased by additions of time under Patent Term Adjustment (PTA), Patent Term Extension (PTE) and/or filing of a Terminal Disclaimer

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Exhibit 99.1: MabVax Therapeutics, Inc. – Granted and Pending Patents and Applications	August 12, 2015

Country	Application No.	Filing Date	Patent No.	Issued Date	Status	Estimated Expiration Date*	Title	Owner
MabVax Therapeutics, Inc. Sloan-Kettering Institute for Cancer Research (SKI) Licensed Applications and Patents
a) AU	67792/98	25-Mar-1998	750701	14-Nov-2002	Granted	25-Mar-2018	ALPHA-O-LINKED GLYCOCONJUGATES, METHODS OF PREPARATION AND USES THEREOF	SKI
b) CA	2,286,798	25-Mar-1998	228798	07-Jan-2014	Granted	25-Mar-2018	ALPHA-O-LINKED GLYCOCONJUGATES, METHODS OF PREPARATION AND USES THEREOF	SKI

c) CH	98913180	25-Mar-1998	0996455	16-Dec-2009	Granted	25-Mar-2018	ALPHA-O-LINKED GLYCOCONJUGATES, METHODS OF PREPARATION AND USES THEREOF	SKI
d) DE	69841385.7	25-Mar-1998			Granted	25-Mar-2018	ALPHA-O-LINKED GLYCOCONJUGATES, METHODS OF PREPARATION AND USES THEREOF	SKI
e) EP	98913180	25-Mar-1998	0996455	16-Dec-2009	Granted	25-Mar-2018	ALPHA-O-LINKED GLYCOCONJUGATES, METHODS OF PREPARATION AND USES THEREOF	SKI

* Expiration dates may be increased or decreased by additions of time under Patent Term Adjustment (PTA), Patent Term Extension (PTE) and/or filing of a Terminal Disclaimer

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Exhibit 99.1: MabVax Therapeutics, Inc. – Granted and Pending Patents and Applications	August 12, 2015

Country	Application No.	Filing Date	Patent No.	Issued Date	Status	Estimated Expiration Date*	Title	Owner
f) FR	98913180	25-Mar-1998	0996455	16-Dec-2009	Granted	25-Mar-2018	ALPHA-O-LINKED GLYCOCONJUGATES, METHODS OF PREPARATION AND USES THEREOF	SKI

g) GB	98913180	25-Mar-1998	0996455	16-Dec-2009	Granted	25-Mar-2018	ALPHA-O-LINKED GLYCOCONJUGATES, METHODS OF PREPARATION AND USES THEREOF	SKI
h) JP	10-543934	25-Mar-1998	4308918	15-May-2009	Granted	25-Mar-2018	ALPHA-O-LINKED GLYCOCONJUGATES, METHODS OF PREPARATION AND USES THEREOF	SKI
i) US	09/083,776	25-Mar-1998	6,660,714	9-Dec-2003	Granted	25-Mar-2018	ALPHA-O-LINKED GLYCOCONJUGATES, METHODS OF PREPARATION AND USES THEREOF	SKI
j) US	10/205,021	25-Jul-2002	7,160,856	9-Jan-2007	Granted	7-Oct-2019	ALPHA-O-LINKED GLYCOCONJUGATES, METHODS OF PREPARATION AND USES THEREOF	SKI
k) US	10/898,410	23-Jul-2004	7,550,146	23-Jun-2009	Granted	1-Mar-2019	GLYCOPEPTIDE CONJUGATES AND USES THEREOF	SKI

* Expiration dates may be increased or decreased by additions of time under Patent Term Adjustment (PTA), Patent Term Extension (PTE) and/or filing of a Terminal Disclaimer

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Exhibit 99.1: MabVax Therapeutics, Inc. – Granted and Pending Patents and Applications	August 12, 2015

Country	Application No.	Filing Date	Patent No.	Issued Date	Status	Estimated Expiration Date*	Title	Owner

l) US	08/196,154	21-Jan-1994	7,014,856	21-Mar-2006	Granted	30-Aug-2022 (Date of Expiration is 21-Mar-2023 but TD to US 08/477,097 sets to this date)	GANGLIOSIDE-KLH CONJUGATE VACCINES PLUS QS-21	SKI
m) US	08/475,784	07-Jun-1995	6,967,022	22-Nov-2005	Granted	30-Aug-2022 (Date of Expiration is 22-Nov-2022 but TD to US 08/477,097 sets to this date)	GANGLIOSIDE-KLH CONJUGATE VACCINES PLUS QS-21	SKI
n) US	08/477,097	07-Jun-1995	6,936,253	30-Aug-2005	Granted	30-Aug-2022	GANGLIOSIDE-KLH CONJUGATE VACCINES PLUS QS-21	SKI
o) US	08/477,147	07-Jun-1995	7,001,601	21-Feb-2006	Granted	30-Aug-2022 (Date of Expiration is 21-Feb-2023 but TD to US 08/477,097 sets to this date)	GANGLIOSIDE-KLH CONJUGATE VACCINES PLUS QS-21	SKI
p) US	08/481,809	12-Jul-2005	6,916,476	12-Jul-2005	Granted	12-Jul-2022	GANGLIOSIDE-KLH CONJUGATE VACCINES PLUS QS-21	SKI

q) EP	10184649.1	5-Jul-2002	Pending	5-Jul-2022	POLYVALENT CONJUGATE VACCINE FOR CANCER	SKI

* Expiration dates may be increased or decreased by additions of time under Patent Term Adjustment (PTA), Patent Term Extension (PTE) and/or filing of a Terminal Disclaimer

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Exhibit 99.1: MabVax Therapeutics, Inc. – Granted and Pending Patents and Applications	August 12, 2015

Country	Application No.	Filing Date	Patent No.	Issued Date	Status	Estimated Expiration Date*	Title	Owner
r) US	10/752,945	6-Jan-2004	7,479,266	20-Jan-2009	Granted	23-Mar-2024	POLYVALENT CONJUGATE VACCINE FOR CANCER	SKI
s) US	12/262,729	31-Oct-2008	8,092,780	10-Jan-2012	Granted	16-Apr-2023	POLYVALENT CONJUGATE VACCINE FOR CANCER	SKI
t) US	13/314,521	8-Dec-2011	8,540,964	9/24/2013	Granted	5-Jul-2022	POLYVALENT CONJUGATE VACCINE FOR CANCER	SKI
u) US	13/951,795	26-Jul-2013			Allowed	5-Jul-2022	POLYVALENT CONJUGATE VACCINE FOR CANCER	SKI
v) AU	716699	26-Apr-1996	716699	1-Jun-2000	Granted	26-Apr-2016	SYNTHESIS OF THE BREAST TUMOR-ASSOCIATED ANTIGEN DEFINED BY MONOCLONAL ANTIBODY MBr1 AND USES THEREOF	SKI

* Expiration dates may be increased or decreased by additions of time under Patent Term Adjustment (PTA), Patent Term Extension (PTE) and/or filing of a Terminal Disclaimer

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Exhibit 99.1: MabVax Therapeutics, Inc. – Granted and Pending Patents and Applications	August 12, 2015

Country	Application No.	Filing Date	Patent No.	Issued Date	Status	Estimated Expiration Date*	Title	Owner
w) CA	2,218,884	26-Apr-1996	2,218,884	8-Jul-2008	Granted	26-Apr-2016	SYNTHESIS OF THE BREAST TUMOR-ASSOCIATED ANTIGEN DEFINED BY MONOCLONAL ANTIBODY MBr1 AND USES THEREOF	SKI
x) DE	96913895.7	26-Apr-1996	69635730	11-Jan-2006	Granted	26-Apr-2016	SYNTHESIS OF THE BREAST TUMOR-ASSOCIATED ANTIGEN DEFINED BY MONOCLONAL ANTIBODY MBr1 AND USES THEREOF	SKI
y) EP	96913895.7	26-Apr-1996	0823913	11-Jan-2006	Granted	26-Apr-2016	SYNTHESIS OF THE BREAST TUMOR-ASSOCIATED ANTIGEN DEFINED BY MONOCLONAL ANTIBODY MBr1 AND USES THEREOF	SKI
z) ES	96913895.7	26-Apr-1996	0823913	11-Jan-2006	Granted	26-Apr-2016	SYNTHESIS OF THE BREAST TUMOR-ASSOCIATED ANTIGEN DEFINED BY MONOCLONAL ANTIBODY MBr1 AND USES THEREOF	SKI

* Expiration dates may be increased or decreased by additions of time under Patent Term Adjustment (PTA), Patent Term Extension (PTE) and/or filing of a Terminal Disclaimer

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Exhibit 99.1: MabVax Therapeutics, Inc. – Granted and Pending Patents and Applications	August 12, 2015

Country	Application No.	Filing Date	Patent No.	Issued Date	Status	Estimated Expiration Date*	Title	Owner
aa) FR	96913895.7	26-Apr-1996	0823913	11-Jan-2006	Granted	26-Apr-2016	SYNTHESIS OF THE BREAST TUMOR-ASSOCIATED ANTIGEN DEFINED BY MONOCLONAL ANTIBODY MBr1 AND USES THEREOF	SKI
bb) GB	96913895.7	26-Apr-1996	0823913	11-Jan-2006	Granted	26-Apr-2016	SYNTHESIS OF THE BREAST TUMOR-ASSOCIATED ANTIGEN DEFINED BY MONOCLONAL ANTIBODY MBr1 AND USES THEREOF	SKI
cc) IT	96913895.7	26-Apr-1996	0823913	11-Jan-2006	Granted	26-Apr-2016	SYNTHESIS OF THE BREAST TUMOR-ASSOCIATED ANTIGEN DEFINED BY MONOCLONAL ANTIBODY MBr1 AND USES THEREOF	SKI
dd) JP	1996-532802	26-Apr-1996	4166273	8-Aug-2008	Granted	26-Apr-2016	SYNTHESIS OF THE BREAST TUMOR-ASSOCIATED ANTIGEN DEFINED BY MONOCLONAL ANTIBODY MBr1 AND USES THEREOF	SKI

* Expiration dates may be increased or decreased by additions of time under Patent Term Adjustment (PTA), Patent Term Extension (PTE) and/or filing of a Terminal Disclaimer